                                                    Exhibit 19(b)

                     FLEETWOOD CREDIT 1996-A GRANTOR TRUST

                             Servicer's Certificate
                          For the Month of April, 1996





Principal and Interest Collections



        Beginning Pool Balance                                                   (1)   $        152,545,172.18

        Beginning Pool Factor [(1)/$ 152,545,172.18]                             (2)                 1.0000000

        Principal Collected                                                      (3)   $          5,140,486.29

        Interest Collected                                                       (4)   $          1,207,562.99

                Less:  Accrued Interest Prior to Cut Off Date                    (5)                752,068.34

                Less:  Additional Purchased Accrued Interest                     (5a)                     0.00

                Plus:  Purchased Accrued Interest -

                                   End of Collection Period                      (6)                723,482.52

           Net decrease/(increase) in Purchased

           Accrued Interest [(5)+(5a)-(6)]                                       (7)   $             28,585.82

                  Plus:  "Non-Reimbursable Interest Payment"                     (8)                 14,502.40

                                 Total Interest Received
                                   [(4)-(5)-(5a)+(6)+(8)]                        (9)   $          1,193,479.57

        Additional Deposits
                    (i)   Repurchase Amounts                                    (10)                      0.00
                   (ii)   Liquidation Proceeds                                  (11)                      0.00
                  (iii)   Yield Supplement Deposit Amount                       (12)                      0.00

        Total Additional Deposits  [(10)+(11)+(12)]                             (13)   $                  0.00

        Total Available Funds [(3)+(9)+(13)]                                    (14)   $          6,333,965.86

        Defaulted Receivable Principal Balance  [(A1)]                          (15)   $                  0.00

        Ending Pool Balance [(1)-(3)-(15)]                                      (16)   $        147,404,685.89

        Ending Pool Factor [(16)/$ 152,545,172.18]                              (17)                 0.9663019

                       Fleetwood Credit Receivables Corp.
                     FLEETWOOD CREDIT 1996-A GRANTOR TRUST

                            Servicer's Certificate
                         For the Month of April, 1996


Determination of the Servicer Letter of Credit Amount

        Number of Contracts - End of Month                                                 (45)          N/A

        Original number of contracts                                                       (46)          N/A

        Percent of Original Contracts remaining
            [((45)/(46))x100]                                                              (47)          N/A

        Original Servicer Letter of Credit Amount                                          (48)   $      N/A

        Revised Servicer Letter of Credit Amount
            [Lessor of [(48)x(47) or the Beginning
             Pool Balance (1)]                                                             (49)   $      N/A

        Prior Month Servicer Letter of Credit Amount
            [Previous Month (49)]                                                          (50)   $      N/A

        Servicer Letter of Credit Fee                                                      (51)   $      N/A

Yield Supplement Amount

        Receivables with coupon rates below 7.76%
           Principal Outstanding                                                          (52)    $     N/A

           Number of receivables                                                           (53)          N/A

           Interest on the Receivables at their APR                                        (54)   $      N/A

           Interest due on the Receivables at the
                    Pass-Through Rate                                                      (55)   $      N/A

                Yield Supplement Amount [(54)-(55)]                                        (56)   $      N/A



Defaulted Receivables

        Amount of principal and accrued interest due from
           Obligors on Defaulted Receivables
                     Principal                                                             (A1)   $     0.00
                     Interest                                                              (A2)         0.00
                     Expense                                                               (A3)         0.00

                             Total                                                          (A)   $     0.00

           Less:   Liquidation Proceeds                                                     (B)   $     0.00

        Realized Loss  [(A1)+(A2)-(B)]                                                      (C)   $     0.00

        Cumulative Losses  (Including Expenses)                                             (D)   $     0.00

        Cumulative Loss Percentage  [(D)/$152,545,172.18]                                               0.00%
           (Less than 1.5% ?)

                       Fleetwood Credit Receivables Corp.
                     FLEETWOOD CREDIT 1996-A GRANTOR TRUST

                            Servicer's Certificate
                         For the Month of April, 1996


Reconciliation of Reserve Fund

Beginning Reserve Fund Balance                                                                 (57)   $   2,289,000.00

  Plus:  Excess Amounts from Seller                                                           (57a)         207,402.15

  Plus:  Investment Earnings                                                                  (57b)           9,038.41

  Less:  Reserve Fund Payments                                                                 (58)               0.00

              Subtotal Reserve Fund                                                                   $   2,505,440.56

  Plus:  Beginning Negative Carry Balance                                                     (58a)                 NA
  Plus:  Negative Carry Investment Earnings                                                   (58b)                 NA
  Less:  Payment from Negative Carry                                                          (58c)               0.00

                                                                                                      ----------------

  Ending Negative Carry Balance                                                               (58d)                 NA


Reserve Fund Prior to Payments to Seller                                                       (59)   $             NA


Required Reserve Fund Balance:
   (Lesser of 1 or 2)



(1) Greater of:  $3,050,903 or 2.50% of the Ending Pool Balance
    (Class A and Class B Certificate Balances), but not greater than the Ending Pool Balance (unless the Cumulative Loss
    Percentage exceeds 1.5%), or (2);

(2) (18% - Subordination Fraction) x the Ending Pool Balance                                                       NA

                                                                                                      ----------------

Required Amount                                                                                (60)   $   3,685,117.15



Amount of Excess Reserve released  [(59)-(60)]                                                 (61)   $             NA
   (No Release to be made during Pre-funding period)                                                  ----------------


Ending Reserve Fund Balance to be invested(including                                           (62)   $             NA
   Negative Carry Balance)

Reserve Fund Balance as a Percent
   of the Ending Pool Balance
                                                                                              (63)                 NA
                                                                                                      ----------------
Interest Income on Reserve Fund for April, 1996
    from First Chicago                                                                         (64)   $       9,038.41

Interest Income on Negative Carry Balance for April, 1996                                      (65)   $             NA
    from First Chicago                                                                                ----------------
